CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SILVERBOW RESOURCES, INC.
Pursuant to Section 242
of the General Corporation Law of the State of Delaware

SilverBow Resources, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is SilverBow Resources, Inc. The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on April 22, 2016 under the name “Swift Energy Company” and that certain Certificate of Amendment of Certificate of Incorporation (the “Amendment of Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on April 28, 2017.
2. The Original Certificate of Incorporation, as amended by the Amendment of Certificate of Incorporation (the “Existing Certificate of Incorporation”) is hereby amended as follows:
A.    By deleting Sections 1 through 3 of Article V thereof in their entirety and inserting the following in lieu thereof:
1.    Provisions Relating to Board Composition. Prior to the annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”), pursuant to Section 141(d) of the DGCL, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, which are hereby designated as Class I, Class II and Class III, respectively. Directors serving in the class with terms expiring at the annual meeting of stockholders to be held in 2025 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders to be held in 2025 and each annual meeting of stockholders thereafter; directors serving in the class with terms expiring at the annual meeting of stockholders to be held in 2026 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders to be held in 2026 and at each annual meeting of stockholders thereafter; and directors elected at the annual meeting of stockholders held in 2024 shall serve out the remainder of their current terms, and they and any successors shall stand for re-election to a one-year term at the annual meeting of stockholders to be held in 2027 and at each annual meeting of stockholders thereafter. The division of the Board of Directors into classes shall terminate at the 2027 Annual Meeting, and all directors shall be elected for terms expiring at the next succeeding annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until his or her earlier death, retirement, resignation, disqualification or removal. At any meeting of stockholders at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a majority of the votes validly cast in such election; provided, however, that if the number of nominees for directors exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes validly cast in such election. For purposes of this paragraph 1, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. No holder of Common Stock shall be entitled to cumulate his or her votes for the election of one or more directors or for any other purpose.
2.    Vacancies. Subject to applicable law and the then-applicable terms of the Nomination Agreement, any vacancies on the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by a majority of the remaining directors then in office, even if they constitute less than a quorum of the Board of Directors pursuant to the bylaws of the Corporation, or by a sole remaining director, and any directors so chosen shall hold office (a) in the case of any vacancy so filled prior to the 2027 Annual Meeting, until the next election of the class for which such director shall have been chosen or, until his or her successor shall be elected and qualified, or until his or her earlier death, retirement, resignation, disqualification or removal, and (b) in the case of any vacancy so filled at or after the 2027 Annual Meeting, for a term expiring at the next annual meeting of stockholders, or until his or her successor shall be elected and qualified, or until his or her earlier death, retirement, resignation, disqualification or removal. Unless otherwise provided herein, when one or more directors resign from the Board of Directors, effective at a future date, a majority of directors then in office shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Except as otherwise provided by applicable law, during a period between two successive annual meetings of stockholders, the Board of Directors may not fill more than two vacancies created by an increase in the number of directors.

3.    Number. Subject to the then-applicable terms of the Nomination Agreement, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent Director. Prior to the 2027 Annual Meeting, any increase or decrease in the number of directors constituting the Board of Directors shall be apportioned among the classes so as to maintain at least one director in each class.
B.    By deleting Articles IX and X thereof in their entirety and inserting the following in lieu thereof:
ARTICLE IX
In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend, restate or repeal the bylaws of the Corporation. The bylaws of the Corporation shall not be altered, amended, restated or repealed by the stockholders of the Corporation except by the vote of holders of at least a majority in voting power of the outstanding shares of stock entitled to vote thereon, voting together as a single class.
ARTICLE X
The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.
Notwithstanding the foregoing, no amendment, alteration or repeal of Article XV shall adversely affect any right or protection existing under this Certificate of Incorporation immediately prior to such amendment, alteration or repeal, including any right or protection of a present or former director, officer or employee thereunder in respect of any act or omission occurring prior to the time of such amendment.

3.    The foregoing amendment to the Existing Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this 29th day of May, 2024.

SILVERBOW RESOURCES, INC.

By:    /s/ Sean C. Woolverton
Name:    Sean C. Woolverton
Title:    Chief Executive Officer

[Signature Page to Certificate of Amendment]